                                  EXHIBIT 11
                                  ----------

                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------
                        EARNINGS PER SHARE CALCULATION
                        ------------------------------
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995
       -----------------------------------------------------------------

                                                                     1995                1994                     1993
                                                                     ----                ----                     ----
Earnings per common and common equivalent share
   (Primary EPS):

   Income from continuing operations                              $21,126,000          $18,253,000             $12,757,000
                                                                   ==========           ==========              ==========

   Net income                                                     $19,184,000          $19,250,000             $16,139,000
                                                                   ==========           ==========              ==========

   Weighted average number of shares issued and
   outstanding                                                     18,607,000           18,845,000              19,275,000

   Dilutive effect (excess of number of shares issuable over
   number of shares assumed to be repurchased with the
   proceeds, using the average market price during the
   period) of outstanding options                                     838,000            1,182,000               1,458,000
                                                                   ----------           ----------              ----------

   Adjusted weighted average number of shares outstanding          19,445,000           20,027,000              20,733,000
                                                                   ==========           ==========              ==========

   Earnings per common and common equivalent share
   from continuing operations                                           $1.09                 $.91                    $.62
                                                                         ====                  ===                     ===

   Earnings per common and common equivalent share                       $.99                 $.96                    $.78
                                                                         ====                  ===                     ===

                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------
                        EARNINGS PER SHARE CALCULATION
                        ------------------------------
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995
       -----------------------------------------------------------------


                                                                           1995              1994            1993
                                                                           ----              ----            ----
Earnings per common and common equivalent share,
   assuming full dilution (Fully diluted EPS):

   Income from continuing operations                                   $21,126,000         $18,253,000    $12,757,000
                                                                        ==========          ==========     ==========

   Net income                                                          $19,184,000         $19,250,000    $16,139,000
                                                                        ==========          ==========     ==========

   Weighted average number of shares issued and
   outstanding                                                          18,607,000          18,845,000     19,275,000

   Dilutive effect (excess of number of shares issuable over
   number of shares assumed to be repurchased with the
   proceeds, using the higher of the average market price
   or year-end market price) of outstanding options                        968,000           1,182,000      2,085,000
                                                                        ----------          ----------     ----------

   Adjusted weighted average number of shares outstanding,
   assuming full dilution                                               19,575,000          20,027,000     21,360,000
                                                                        ==========          ==========     ==========

   Earnings per common and common equivalent share
   from continuing operations, assuming full dilution                        $1.08                $.91           $.60
                                                                              ====                 ===            ===

   Earnings per common and common equivalent share,
   assuming full dilution                                                     $.98                $.96           $.76
                                                                              ====                 ===            ===

                                      61